UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2016

PUBLIC STORAGE

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-33519	95-355121
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Western Avenue, Glendale, California		91201-2349
(Address of Principal Executive Offices)		(Zip Code)

(818) 244-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 17, 2016, the Board of Trustees of Public Storage (the “Board”) approved the appointment of Joseph D. Russell, Jr., age 56, as President, effective July 1, 2016. Mr. Russell has been part of the Public Storage family of companies since 2002, and has served as PS Business Parks’ Chief Executive Officer since August 2003. Mr. Russell will continue to serve as a member of the Board of Directors of PS Business Parks.

Mr. Russell will be entitled to a base salary of $600,000 and a target bonus equal to 100% of his base salary. In connection with his appointment as President, he will also receive a stock option grant of 25,000 shares of the company’s common stock and a grant of 10,000 restricted stock units, each subject to vesting over five years.

During Mr. Russell’s term as Chief Executive Officer of PS Business Parks, PS Business Parks has engaged in various transactions with Public Storage. Public Storage has previously disclosed these transactions in filings made with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUBLIC STORAGE

By:	/s/ Lily Yan Hughes
Lily Yan Hughes
Senior Vice President,
Chief Legal Officer
& Corporate Secretary

Date: June 17, 2016